UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 17, 2007



                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
             (Exact name of registrant as specified in its charter)


             DELAWARE                                333-131374                                20-0842986
------------------------------------            ----------------------                ------------------------------
   (State or Other Jurisdiction                      (Commission                            (I.R.S. Employer
         of Incorporation)                          File Number)                           Identification No.)

383 MADISON AVENUE
NEW YORK, NEW YORK                                                                                10179
------------------------------------                                                  ------------------------------
       (Address of Principal                                                                   (Zip Code)
        Executive Offices)


                  Registrant's telephone number, including area
                            code, is (212) 272-2000.

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         Item 5.  Other Events

         The consolidated balance sheets of Financial Guaranty Insurance Company ("FGIC") and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2006, are included in this Form 8-K. These consolidated financial statements of FGIC and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 have been audited by Ernst & Young LLP. The consent of Ernst & Young LLP to the inclusion of their audit report on such financial statements in this Form 8-K and to their being referred to as "Experts" in the Prospectus Supplement relating to the Bear Stearns Asset Backed Securities Trust 2007-SD3, are attached hereto, as Exhibit 23.1. These consolidated financial statements of FGIC and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 are attached hereto as Exhibit 99.1.

         In addition, the unaudited consolidated balance sheets of FGIC and subsidiaries as of March 31, 2007 and December 31, 2006, and the related consolidated statements of income, and cash flows for the three month periods ended March 31, 2007 and 2006 are attached hereto as Exhibit 99.2.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(99) Not applicable.

(99) Not applicable.

(99) Exhibits:

         23.1    Consent of Independent Registered Public Accounting Firm
         99.1    2006 Consolidated FGIC Financial Statements (Audited).
         99.2    1Q 2007 Consolidated FGIC Financial Statements (Unaudited).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BEAR STEARNS ASSET BACKED SECURITIES I LLC



                                      By:  /s/ Baron Silverstein
                                          -------------------------------------
                                            Name:  Baron Silverstein
                                            Title: Vice President





Dated:   May 18, 2007

                                  EXHIBIT INDEX
                                  -------------



Exhibit No.                  Description
-----------                  -----------


  23.1         Consent of Independent Registered Public Accounting Firm
  99.1         2006 Consolidated FGIC Financial Statements (Audited).
  99.2         1Q 2007 Consolidated FGIC Financial Statements (Unaudited).

                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Bear Stearns Asset Backed Securities I LLC for the registration of Bear Stearns Asset Backed Securities Trust 2007-SD3, in the Registration Statement on Form S-3 (No. 333-131374) and to the use of our report dated February 2, 2007, with respect to the consolidated financial statements of Financial Guaranty Insurance Company and subsidiaries, included in this Form 8-K of Bear Stearns Asset Backed Securities I LLC, filed with the Securities and Exchange Commission and incorporated by reference in the Registration Statement.




                                                           /s/ Ernst & Young LLP

New York, New York
May 18, 2007

CONSOLIDATED FINANCIAL STATEMENTS
Financial Guaranty Insurance Company and Subsidiaries
December 31, 2006
with Report of Independent Registered Public Accounting Firm

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Financial Statements


                                December 31, 2006




                                    Contents

Report of Independent Registered Public Accounting Firm.....................   1

Consolidated Balance Sheets.................................................   2
Consolidated Statements of Income...........................................   3
Consolidated Statements of Stockholder's Equity.............................   4
Consolidated Statements of Cash Flows.......................................   5
Notes to Consolidated Financial Statements..................................   6

A Member Practice of Ernst & Young Global


             Report of Independent Registered Public Accounting Firm


The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial Guaranty Insurance Company and Subsidiaries (the "Company") as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.


                                                 /s/ Ernst & Young LLP
                                                 ---------------------



New York, New York
February 2, 2007

              Financial Guaranty Insurance Company and Subsidiaries

                           Consolidated Balance Sheets

                (Dollars in thousands, except per share amounts)


                                                                          December 31,      December 31,
                                                                              2006              2005
                                                                       --------------------------------------
Assets
Fixed maturity securities, available for sale, at fair value
   (amortized cost of  $3,627,344 in 2006 and $3,277,291 in 2005)          $ 3,627,007       $ 3,258,738
Variable interest entity fixed maturity securities, held to maturity
   at amortized cost                                                           750,000                 -
Short-term investments                                                         211,726           159,334
                                                                       --------------------------------------
Total investments                                                            4,588,733         3,418,072

Cash and cash equivalents                                                       29,963            45,077
Accrued investment income                                                       49,843            42,576
Reinsurance recoverable on losses                                                1,485             3,271
Prepaid reinsurance premiums                                                   156,708           110,636
Policy acquisition costs deferred, net                                          93,170            63,330
Receivable from related parties                                                  2,483             9,539
Property and equipment, net of accumulated depreciation of $2,107 in
   2006 and  $885 in 2005                                                        2,617             3,092
Prepaid expenses and other assets                                               17,589            10,354
Foreign deferred tax asset                                                       3,491             3,500
Current income tax receivable                                                        -             2,158
                                                                       --------------------------------------
Total assets                                                               $ 4,946,082       $ 3,711,605
                                                                       ======================================

Liabilities and stockholder's equity
Liabilities:
    Unearned premiums                                                      $ 1,347,592       $ 1,201,163
    Losses and loss adjustment expense reserves                                 40,299            54,812
    Ceded reinsurance balances payable                                           7,524             1,615
    Accounts payable and accrued expenses and other liabilities                 43,405            36,359
    Capital lease obligations                                                    2,941             4,262
    Payable for securities purchased                                            10,770                 -
    Variable interest entity floating rate notes                               750,000                 -
    Accrued interest expense  - variable interest entity                         1,298                 -
    Current income taxes payable                                                17,520                 -
    Deferred income taxes                                                       76,551            45,963
    Dividends payable                                                           10,000                 -
                                                                       --------------------------------------
Total liabilities                                                            2,307,900         1,344,174
                                                                       --------------------------------------

Stockholder's equity:
   Common stock, par value $1,500 per share; 10,000 shares authorized,
     issued and outstanding                                                     15,000            15,000
   Additional paid-in capital                                                1,901,799         1,894,983
   Accumulated other comprehensive income (loss), net of tax                     6,500           (13,597)
   Retained earnings                                                           714,883           471,045
                                                                       --------------------------------------
Total stockholder's equity                                                   2,638,182        $2,367,431
                                                                       --------------------------------------
Total liabilities and stockholder's equity                                 $ 4,946,082       $ 3,711,605
                                                                       ======================================

See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income

                             (Dollars in thousands)



                                                               Year ended       Year ended      Year ended
                                                              December 31,     December 31,    December 31,
                                                                  2006             2005            2004
                                                              -----------------------------------------------
Revenues:
Gross direct and assumed premiums written                     $ 441,231          $ 410,202          $ 323,575
Reassumed ceded premiums                                              -                  -              4,959
Ceded premiums written                                          (74,417)           (29,148)           (14,656)
                                                              ---------          ---------          ---------
Net premiums written                                            366,814            381,054            313,878
Change in net unearned premiums                                (100,357)          (156,485)          (138,929)
                                                              ---------          ---------          ---------
Net premiums earned                                             266,457            224,569            174,949

Net investment income                                           138,475            117,072             97,709
Interest income - investments held by variable interest
   entity                                                        35,893                  -                  -
Net realized gains                                                  274                101                559
Net realized and unrealized gains (losses) on credit
   derivative contracts                                             507               (167)                 -
Other income                                                      1,815                762                736
                                                              ---------          ---------          ---------
Total revenues                                                  443,421            342,337            273,953

Expenses:
   Loss and loss adjustment expenses                             (8,700)            18,506              5,922
   Underwriting and other operating expenses                     91,614             82,064             73,426
   Policy acquisition costs deferred, net                       (39,728)           (38,069)           (32,952)
   Amortization of policy acquisition costs deferred             11,486              8,302              2,038
   Interest expense - debt held by variable interest entity      35,893                  -                  -
                                                              ---------          ---------          ---------
Total expenses                                                   90,565             70,803             48,434
                                                              ---------          ---------          ---------

Income before income tax expense                                352,856            271,534            225,519

Income tax expense:
   Current                                                       67,895             32,370             42,510
   Deferred                                                      21,123             32,738             12,923
                                                              ---------          ---------          ---------
Total income tax expense                                         89,018             65,108             55,433
                                                              ---------          ---------          ---------

Net income                                                    $ 263,838          $ 206,426          $ 170,086
                                                              =========          =========          =========


See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                 Consolidated Statements of Stockholder's Equity

                             (Dollars in thousands)

                                                                                                            Accumulated Other
                                                                                            Additional        Comprehensive
                                                                              Common         Paid-in         (Loss) Income,
                                                                              Stock          Capital           Net of Tax
                                                                          ----------------------------------------------------------
Balance at January 1, 2004                                                       15,000        1,857,772            2,059
Net income                                                                            -              -                  -
Other comprehensive income:
   Change in fixed maturity securities available for sale, net of tax                 -              -              9,340
   Change in foreign currency translation adjustment, net of tax                      -              -              4,086


Total comprehensive income
Capital contribution                                                                  -           25,000                -
                                                                          ----------------------------------------------------------

Balance at December 31, 2004                                                     15,000        1,882,772           15,485
Net income                                                                            -              -                  -
Other comprehensive income:
   Change in fixed maturity securities available for sale, net of tax                 -              -            (23,550)
   Change in foreign currency translation adjustment, net of tax                      -              -             (5,532)


Total comprehensive income
Capital contribution                                                                  -           12,211                -
                                                                          ----------------------------------------------------------
Balance at December 31, 2005                                                     15,000        1,894,983          (13,597)
Net Income                                                                            -              -                  -
Other comprehensive income:
     Change in fixed maturity securities available for sale, net of tax               -              -             11,901
     Change in foreign currency translation adjustment, net of tax                    -              -              8,196

Total comprehensive income                                                            -              -                -
Dividends declared to FGIC Corp.                                                      -              -                -
Amortization of stock options and restricted stock                                    -            6,816              -
                                                                          ----------------------------------------------------------
Balance at December 31, 2006                                                   $ 15,000       $1,901,799        $   6,500          $
                                                                          ==========================================================


                                                                          Retained
                                                                          Earnings          Total
                                                                          ------------------------------
Balance at January 1, 2004                                                    94,533         1,969,364
Net income                                                                   170,086           170,086
Other comprehensive income:
   Change in fixed maturity securities available for sale, net of tax             -              9,340
   Change in foreign currency translation adjustment, net of tax                  -              4,086
                                                                                       -----------------
Total comprehensive income                                                                     183,512
Capital contribution                                                              -             25,000
                                                                          ------------------------------

Balance at December 31, 2004                                                 264,619         2,177,876
Net income                                                                   206,426           206,426
Other comprehensive income:
   Change in fixed maturity securities available for sale, net of tax             -            (23,550)
   Change in foreign currency translation adjustment, net of tax                  -             (5,532)
                                                                                       -----------------
Total comprehensive income                                                                     177,344
Capital contribution                                                              -             12,211
                                                                          ------------------------------
Balance at December 31, 2005                                                 471,045         2,367,431
Net Income                                                                   263,838           263,838
Other comprehensive income:
     Change in fixed maturity securities available for sale, net of tax           -             11,901
   Change in foreign currency translation adjustment, net of tax                  -              8,196
                                                                                       -----------------
Total comprehensive income                                                        -            283,935
Dividends declared to FGIC Corp.                                             (20,000)          (20,000)
Amortization of stock options and restricted stock                                -              6,816
                                                                          ------------------------------
Balance at December 31, 2006                                                 714,883      $  2,638,182
                                                                          ==============================

See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                      Consolidated Statements of Cash Flows

                             (Dollars in thousands)



                                                               Year ended    Year ended     Year ended
                                                              December 31,  December 31,   December 31,
                                                                  2006          2005           2004
                                                             --------------------------------------------
Operating activities
Net income                                                     $  263,838     $  206,426    $  170,086
Adjustments to reconcile net income to net cash provided
  by operating activities:
     Amortization of policy acquisition costs deferred             11,486          8,574         2,038
     Policy acquisition costs deferred                            (39,728)       (38,069)      (32,952)
     Depreciation of property and equipment                         1,222            721           164
     Amortization of fixed maturity securities                     33,774         31,504        37,013
     Amortization of short-term investments                           131            481            29
     Net realized gains on investments                               (274)          (101)         (559)
     Stock compensation expense                                     6,816              -             -
     Change in accrued investment income, prepaid
      expenses, foreign deferred tax asset, and other
      assets, net                                                 (14,725)        (8,504)       (5,545)
     Change in realized and unrealized gains on credit
      derivative contracts                                          1,336            167             -
     Change in current income taxes receivable                          -              -           126
     Change in reinsurance recoverable on losses                    1,786           (217)        5,011
     Change in prepaid reinsurance premiums                       (46,072)        (1,344)       14,476
     Change in other reinsurance receivables                            -              -         5,295
     Change in receivable from related parties                      7,056         (8,737)        8,957
     Change in unearned premiums                                  147,589        157,829       124,452
     Change in loss and loss adjustment expenses                  (14,513)        15,631        (1,286)
     Change in ceded reinsurance balances payable and
      accounts payable and accrued expenses and other
      liabilities                                                  10,529          8,923         7,348
     Change in current income taxes payable                        19,678         (6,559)        4,401
     Change in accrued interest expense - variable
     interest entity                                                1,298              -             -
     Change in deferred federal income taxes                       20,878         19,252        12,923
                                                             --------------------------------------------
Net cash provided by operating activities                         412,105        385,977       351,977
                                                             --------------------------------------------

Investing activities
Sales and maturities of fixed maturity securities                 198,186        122,638       284,227
Purchases of fixed maturity securities                           (576,386)      (520,089)     (546,028)
Purchases, sales and maturities of short-term
  investments, net                                                (52,126)       (19,342)     (126,125)
Receivable for securities sold                                          -            (20)          170
Payable for securities purchased                                   10,770         (5,715)        5,715
Purchase of fixed assets                                             (477)        (1,405)       (2,572)
Purchase of investments held by variable interest entity         (750,000)             -             -
                                                             --------------------------------------------
Net cash used in investing activities                          (1,170,033)      (423,933)     (384,613)
                                                             --------------------------------------------

Financing activities
Proceeds from issuance of debt held by variable interest
entity                                                            750,000              -             -
Capital contribution                                                    -         12,211        25,000
Dividends paid                                                    (10,000)             -             -
                                                             --------------------------------------------
Net cash provided by  financing activities                        740,000         12,211        25,000
                                                             --------------------------------------------
Effect of exchange rate changes on cash                             2,814          1,530        (1,717)
                                                             --------------------------------------------
Net decrease in cash and cash equivalents                         (15,114)       (24,215)       (9,353)

Cash and cash equivalents at beginning of period                   45,077         69,292        78,645
                                                             --------------------------------------------
Cash and cash equivalents at end of period                     $   29,963     $   45,077    $   69,292
                                                             ============================================

Supplemental disclosure of cash flow information
Income taxes paid                                              $   47,507     $   49,613    $   40,890
Interest paid - debt held by variable interest entity          $   34,595              -             -

See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements


                (Dollars in thousands, except per share amounts)

1. Business and Organization

Financial Guaranty Insurance Company (the "Company" or "FGIC") is a wholly owned subsidiary of FGIC Corporation ("FGIC Corp."). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and "AAA" by Fitch Ratings, Inc. The Company is licensed to write financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries.

On December 18, 2003, an investor group consisting primarily of The PMI Group, Inc. ("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") (collectively, the "Investor Group") completed the acquisition of FGIC Corp. from a subsidiary of General Electric Capital Corporation ("GE Capital") in a transaction valued at approximately $2,200,000 (the "Transaction"). An affiliate of GE Capital owns 2,346 shares, or 100%, of FGIC Corp.'s Senior Participating Mandatorily Convertible Modified Preferred Stock ("Senior Preferred Shares"), with an aggregate liquidation preference of $287,255 as of December 31, 2006, and approximately 5% of FGIC Corp.'s outstanding common stock.

PMI is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December 31, 2006 and 2005. Blackstone, Cypress and CIVC owned approximately 23%, 23% and 7% of FGIC Corp.'s common stock, respectively, at December 31, 2006 and 2005.

2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and all other entities in which the Company has a controlling financial interest. All significant intercompany balances have been eliminated.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York State Insurance Department (see Note 4). Certain 2005 and 2004 amounts have been reclassified to conform to the 2006 presentation.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies

The Company's significant accounting policies are as follows:

a. Investments

All the Company's fixed maturity securities are classified as available for sale and are recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive (loss) income, net of applicable income taxes, in the consolidated statements of stockholders' equity. Short-term investments are carried at fair value, which approximates cost.

Bond discounts and premiums are amortized over the remaining terms of the respective securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

b. Cash and Cash Equivalents

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.

c. Premium Revenue Recognition

Direct and assumed premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest amortized in the period as a proportion of the original principal and interest outstanding. Installment premiums are collected periodically and are reflected in income pro rata over the period covered by the premium payment, including premiums received on credit default swaps (see Note
6).

Gross direct and assumed premiums written for the years ended December 31, 2006, 2005, and 2004 include $15,989, $965, and $0, respectively, of assumed premiums written.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded by the issuer prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is called or legally defeased prior to stated maturity. Premiums earned on refundings were $41,836, $54,795, and $42,695 for the years ended December 31, 2006, 2005, and 2004, respectively.

Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.

d. Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, premium taxes, ceding commissions paid on assumed policies and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses, future maintenance costs on the in-force business and net investment income are considered in determining the recoverability of acquisition costs.

e. Loss and Loss Adjustment Expense Reserves

Provision for loss and loss adjustment expenses falls into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on specific insured obligations that are presently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the duration of the anticipated shortfall.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level where there is a substantially increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specific impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserves are adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits.

The reserves for loss and loss adjustment expenses are reviewed regularly and updated based on claim payments and the results of surveillance. The Company conducts ongoing insured portfolio surveillance to identify all impaired obligations and thereby provide a materially complete recognition of potential losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates. Adjustments of estimates made in prior years may result in additional loss and loss adjustment expenses or a reduction of loss and loss adjustment expenses in the period an adjustment is made.

Reinsurance recoverable on losses is calculated in a manner consistent with the calculation of loss and loss adjustment expenses.

f. Income Taxes

Deferred tax assets and liabilities are recognized to reflect the tax impact attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period in which a change occurs.

g. Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated on a straight-line basis over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

h. Foreign Currency Translation

The Company has an established foreign branch and three subsidiaries in the United Kingdom and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2006 and 2005, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain (loss) at December 31, 2006 and 2005 was $6,750 and $(1,446), respectively, net of tax (expense) benefit of ($3,580) and $723, respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statements of stockholders' equity.

i. Stock Compensation Plan

FGIC Corp. has an incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the estimated fair value of the common stock at the date of the grant. Restricted stock awards and units are valued at the estimated fair value of the common stock on the grant date. Prior to January 1, 2006, the Company accounted for grants under this plan under the recognition and measurement provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment ("SFAS No. 123 (R)), using the modified-prospective-transition method. Under that method, compensation cost includes all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123(R). The Company has estimated the fair value of all stock options at the date of grant using the Black-Scholes-Merton option pricing model. Results for prior periods have not been restated.

j. Variable Interest Entities

Financial Interpretation No.46-R, Consolidation of Variable Interest Entities ("FIN 46-R"), provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a Variable Interest Entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

Under FIN 46-R, a VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the relevant transactions and does not believe any such transactions require consolidation or disclosure under FIN 46-R other than as disclosed in Note 10.

k. Derivative Instruments

Under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as hedges.

The Company provides credit default swaps ("CDSs") to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred.

Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

l. New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (the "FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), an interpretation of SFAS No. 109, Accounting for Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements in accordance with SFAS No. 109 and prescribes metrics for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on other matters related to accounting for income taxes. FIN 48 is applicable for fiscal years beginning after December 15, 2006, with earlier application encouraged if financial statements, including interim financial statements, have not been issued for the period of adoption. The Company has not elected early application, and the interpretation is not expected to have a material impact on the Company's operating results or financial condition.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS No. 155 amends SFAS No. 133, and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, and addresses issues raised in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. The primary objectives of SFAS No. 155 are: (i) with respect to SFAS No. 133, to address the accounting for beneficial interests in securitized financial assets and (ii) with respect to SFAS No. 140, eliminate a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after January 1, 2007. The Company will adopt SFAS No. 155 on January 1, 2007 and is currently evaluating the implications of SFAS No. 155 on its financial statements. The adoption of SFAS No. 155 is not expected to have a material impact on the Company's operating results or financial condition.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires additional disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but its application could change current practices in determining fair value. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the implications of SFAS No. 157 and its potential impact on the Company's financial statements.

             Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)



3. Summary of Significant Accounting Policies (continued)

m. Review of Financial Guaranty Industry Accounting Practices

The FASB is drafting a pronouncement to address loss reserving, premium recognition and deferred acquisition costs in the financial guaranty industry. Currently, the financial guaranty industry accounts for financial guaranty insurance contracts under SFAS No. 60, Accounting and Reporting by Insurance Enterprises, which was developed prior to the emergence of the financial guaranty industry. As SFAS No. 60 does not specifically address financial guaranty contracts, there has been diversity in the manner in which different financial guarantors account for these contracts. The purpose of the pronouncement would be to provide authoritative guidance on accounting for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS No. 133. When the FASB issues a final pronouncement, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB's pronouncement may have on the Company's accounting practices.

4. Statutory Accounting Practices

Statutory-basis surplus of the Company at December 31, 2006 and 2005 was $1,130,779 and $1,162,904, respectively. Statutory-basis net income for the years ended December 31, 2006, 2005 and 2004 was $220,519, $192,009 and
$144,100, respectively. The Company's statutory contingency reserves were $1,274,274 and $1,035,397 as of December 31, 2006 and 2005.

             Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


5. Investments

The amortized cost and fair values of investments classified as fixed maturity securities are as follows:


                                                            Gross           Gross
                                          Amortized      Unrealized      Unrealized
                                            Cost            Gains          Losses        Fair Value
                                       ---------------------------------------------------------------
At December 31, 2006
Available for sale:
Obligations of states and political
   subdivisions                          $ 3,117,989      $  27,105       $   20,879     $ 3,124,215
Asset- and mortgage-backed securities        275,647            814            3,574         272,887
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies                  90,978            528            1,655          89,851
Corporate bonds                               87,805             85            1,776          86,114
Debt securities issued by foreign
   governments                                41,426             15              245          41,196
Preferred stock                               13,499              -              755          12,744
                                       ---------------------------------------------------------------
Total fixed maturity securities            3,627,344         28,547           28,884       3,627,007
Short-term investments                       211,749              -               23         211,726
Held to maturity:
Variable interest entity fixed
   maturity securities                       750,000              -                -          750,000
                                       ---------------------------------------------------------------
Total investments                        $ 4,589,093      $  28,547       $   28,907     $ 4,588,733
                                       ===============================================================

                                                            Gross           Gross
                                          Amortized      Unrealized      Unrealized
                                            Cost            Gains          Losses        Fair Value
                                       ---------------------------------------------------------------
At December 31, 2005
 Obligations of states and political
   subdivisions                          $ 2,777,807      $  12,718       $  26,410      $ 2,764,115
 Asset- and mortgage-backed securities       209,148            135           3,490          205,793
 U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies                 148,785          1,387           2,036          148,136
 Corporate bonds                              91,422            501           1,486           90,437
 Debt securities issued by foreign
   governments                                30,930            345               5           31,270
 Preferred stock                              19,199            427             639           18,987
                                       ---------------------------------------------------------------
 Total fixed maturity securities           3,277,291         15,513          34,066        3,258,738
 Short-term investments                      159,334              -               -          159,334
                                       ---------------------------------------------------------------
 Total investments                       $ 3,436,625      $  15,513       $  34,066      $ 3,418,072
                                       ===============================================================

             Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


 5. Investments (continued)

The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2006:


                                               Less Than 12 Months                  12 Months or More
                                      ---------------------------------------------------------------------------------------
                                           Fair     Unrealized  No. of         Fair      Unrealized   No. of        Fair
                                          Value       Losses    Securities     Value       Losses    Securities    Value
                                      ---------------------------------------------------------------------------------------
Obligations of states and               $582,407      $1,971      173      $1,173,894      $18,908      263      $1,756,301
   political subdivisions
Asset- and mortgage-backed
   securities                             54,862         365       13         149,103        3,209       40         203,965
U.S. Treasury securities and
   obligations of U.S.
   government corporations and
   agencies                               11,988          78        5          53,238        1,578       10          65,226
Other                                     54,123         542       73          62,892        1,478       50         117,015
Preferred stock                                -           -        -          12,742          756        1          12,742
                                      ---------------------------------------------------------------------------------------
Total temporarily impaired securities   $703,380      $2,956      264      $1,451,869      $25,929      364      $2,155,249
                                      =======================================================================================


                                          Total
                                      -----------------------
                                       Unrealized   No. of
                                         Losses     Securities
                                      -----------------------
Obligations of states and                  $20,879      436
   political subdivisions
Asset- and mortgage-backed
   securities                                3,574       53
U.S. Treasury securities and
   obligations of U.S.
   government corporations and
   agencies                                  1,656       15
Other                                        2,020      123
Preferred stock                                756        1
                                      -----------------------
Total temporarily impaired securities      $28,885      628
                                      =======================


The unrealized losses in the Company's investments were caused by interest rate increases. The Company has evaluated the credit ratings of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company has the ability and intent to hold these investments until a recovery of fair value above amortized cost, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2006.

Investments in fixed maturity securities carried at fair value of $4,456 and $4,625 as of December 31, 2006 and 2005, respectively, were on deposit with various regulatory authorities, as required by law.

The amortized cost and fair values of investments in fixed maturity securities available for sale at December 31, 2006 are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

                                            Amortized             Fair
                                              Cost                Value
                                       ----------------------------------------

Due within one year                       $       72,446      $       72,036
Due after one year through five years            746,986             734,423
Due after five years through ten years         1,496,067           1,490,829
Due after ten years                            1,311,845           1,329,719
                                       ----------------------------------------
Total                                     $    3,627,344      $    3,627,007
                                       ========================================

             Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


5. Investments (continued)

For the years ended December 31, 2006, 2005 and 2004, proceeds from sales of fixed maturity securities, available for sale, were $20,781, $31,380 and $178,030, respectively. For the years ended December 31, 2006, 2005 and 2004, gross gains of $382, $185 and $1,859 respectively, and gross losses of $108, $84 and $1,300, respectively, were realized on such sales.

Net investment income of the Company was derived from the following sources:


                                                                               Year ended December 31,
                                                             -------------------------------------------------------------
                                                                    2006                2005                 2004
                                                             -------------------------------------------------------------
Income from fixed maturity securities                            $   130,498         $    112,616         $  97,720
Income from short-term investments                                    10,556                6,801             1,450
                                                             -------------------------------------------------------------
Total investment income                                              141,054              119,417            99,170
Investment expenses                                                   (2,579)              (2,345)           (1,461)
                                                             -------------------------------------------------------------
Net investment income                                                138,475              117,072            97,709
Interest income - investments held by variable interest
   entity                                                             35,893                    -                -
                                                             -------------------------------------------------------------
                                                                 $   174,368              117,072            97,709
                                                             =============================================================



As of December 31, 2006, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

                                           Fair Value
                                       -------------------

New York                                 $      325,042
Texas                                           281,781
Florida                                         223,742
New Jersey                                      191,543
Illinois                                        186,600
California                                      180,295
Massachusetts                                   155,202
Michigan                                        128,268
                                       -------------------
                                              1,672,473

All other states                              1,389,883
All other investments                           776,377
                                       -------------------
Total investments                        $    3,838,733
                                       ===================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


6. Derivative Instruments

The Company provides CDSs to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect revenues as a component of premiums, and to record claims payments, expected claims as loss and loss adjustment expenses, and changes in fair value as "Net realized and unrealized gains (losses) on credit derivative contracts" on the Consolidated Statements of Income. The Company recorded revenue under CDS agreements of $17,095, $3,036 and $0 for the years ended December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006, the Company has recorded no losses and loss adjustments expenses related to CDS agreements.

The gains and losses recognized by recording CDS agreements at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on an internally developed model. As of December 31, 2006 and 2005, all fair value prices were determined using an internally developed model. The following table summarizes the realized and unrealized gains (losses) on credit derivative agreements.


                                                                      Year ended December 31,
                                                                 ----------------------------------
                                                                        2006             2005
                                                                 ----------------- ----------------
    Change in unrealized gains                                      $    2,887         $     545
    Change in unrealized losses                                         (4,223)              (712)
    Realized gains                                                       1,843                 -
    Realized losses                                                          -                 -
                                                                 ----------------- ----------------
Net  realized and unrealized gains (losses) on credit               $      507         $     (167)
    derivative contracts
                                                                 ================= ================


The mark-to-market gain and (loss) on the CDS portfolio were $314 and ($1,817) at December 31, 2006, and $545 and ($712) at December 31, 2005, and were recorded in "Other assets" and in "Other liabilities," respectively.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


7. Income Taxes

The Company files a consolidated federal income tax return with FGIC Corp. The method of allocation between FGIC Corp. and its subsidiaries is determined under a tax sharing agreement approved by the Company's Board of Directors and the New York State Insurance Department, and is based upon separate return calculations.

The Company is permitted a tax deduction, subject to certain limitations, for amounts required to be set aside in statutory contingency reserves by state law or regulation. The deduction is allowed only to the extent the Company purchases U.S. Government non-interest bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense. The Company did not purchase any tax and loss bonds in the year ended December 31, 2006. For the years ended December 31, 2005 and 2004, the Company purchased $13,565 and $10,810, respectively, of tax and loss bonds.

The following is a reconciliation of foreign and domestic income taxes computed at the statutory income tax rate and the provision for foreign and domestic income taxes:


                                                                  Year ended December 31,
                                                     ---------------------------------------------------
                                                          2006             2005             2004
                                                     ---------------------------------------------------
              Income taxes computed on income           $   123,500      $   95,037       $   78,932
                before provision for federal income
                taxes, at the statutory income tax
                rate
              State and local income taxes, net of
                Federal income taxes                            756             453              479
              Tax effect of:
                 Tax-exempt interest                        (35,646)        (31,072)         (28,015)
                 Other, net                                     408             690            4,037
                                                     ---------------------------------------------------
              Provision for income taxes                $    89,018      $   65,108       $   55,433
                                                     ===================================================

Following are the foreign and domestic components of provision of income taxes:

                                                                  Year ended December 31,
                                                     ---------------------------------------------------
                                                          2006             2005             2004
                                                     ---------------------------------------------------
              Foreign
                 Current                                $      (383)     $    2,409       $     (983)
                 Deferred                                      (752)         (3,038)               -
               Domestic
                 Current                                     68,278          29,961           43,492
                 Deferred                                    21,875          35,776           12,924
                                                     ---------------------------------------------------
               Total                                    $    89,018      $   65,108       $   55,433
                                                     ===================================================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)



7. Income Taxes (continued)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2006 and 2005 are presented below:


                                                                          2006               2005
                                                                   --------------------------------------
 Deferred tax assets:
    Tax and loss bonds                                                $      24,375        $   24,375
    Loss and loss adjustment expense reserves                                 3,717             6,180
    AMT credit carryforward                                                       -             7,140
    Property and equipment                                                      125                83
    Deferred compensation                                                     5,222             1,483
    Capital lease                                                             2,591             2,483
    Net operating loss on foreign subsidiaries                                4,228             2,948
    Other                                                                       586               266
                                                                   --------------------------------------
 Total gross deferred tax assets                                             40,844            44,958
                                                                   --------------------------------------

 Deferred tax liabilities:
    Contingency reserves                                                     42,656            42,656
    Unrealized gains on fixed maturity securities
      available for sale                                                     15,734            12,883
    Deferred acquisition costs                                               26,558            19,639
    Premium revenue recognition                                              22,915            10,359
    Profit commission                                                         1,444             1,435
    Unrealized gains on foreign currency                                      3,581               194
    Other                                                                     1,016               255
                                                                   --------------------------------------
 Total gross deferred tax liabilities                                       113,904            87,421
                                                                   --------------------------------------
 Net deferred tax liability                                           $      73,060        $   42,463
                                                                   ======================================

As of December 31, 2006 and 2005, there were gross foreign deferred tax assets of $4,359 and $3,677, respectively, and gross foreign deferred tax liabilities of $868 and $177, respectively. The net operating losses on foreign subsidiaries of $14,094 as of December 31, 2006 were generated by FGIC's United Kingdom subsidiaries. The United Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and, therefore, has not established a valuation allowance at December 31, 2006 and 2005.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


7. Income Taxes (continued)

The Company's consolidated income tax return for the year ended December 31, 2004 is currently under examination by tax authorities. In the opinion of management, adequate provision has been made for any additional taxes that may become due as a result of current or future examinations by tax authorities.

8. Reinsurance

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers; to meet internal, rating agency or regulatory single risk limits; to diversify risk; and to manage rating agency and regulatory capital requirements. In 2005 and 2006, the Company arranged reinsurance primarily on a facultative (transaction-by-transaction) basis. During 2006, the Company began arranging reinsurance on a proportional share basis, as well.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even where a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company's reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In 2004, some of the Company's reinsurers were downgraded by the rating agencies, reducing the financial benefits of using reinsurance under rating agency capital adequacy models, because the Company must allocate additional capital to the related reinsured exposure. In connection with such a downgrade, the Company reassumed $4,959 of ceded premiums for the year ended December 31, 2004.

Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $102,370 at December 31, 2006, and can be drawn on in the event of default by the reinsurer.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)

8. Reinsurance (continued)

Reinsurance decreased the following balances recorded in the consolidated statements of income as follows:

                                             Year ended December 31,
                                    ------------------------------------------
                                      2006             2005        2004
                                    ------------------------------------------

Net premiums earned                 $  28,324   $   25,921       $   24,173
Loss and loss adjustment expenses       1,722          217           4,759

9. Loss and Loss Adjustment Reserves

Activity in the reserves for loss and loss adjustment expenses is summarized as follows:

                                            Year ended December 31,
                                    --------------------------------------------
                                        2006           2005         2004
                                    --------------------------------------------
Case reserves                         $ 33,328      $ 15,700      $ 18,900
Watchlist reserves                      21,484        23,481        21,567
                                    --------------------------------------------
Balance at beginning of period          54,812        39,181        40,467
Less reinsurance recoverable            (3,271)       (3,054)       (8,065)
                                    --------------------------------------------
Net balance                             51,541        36,127        32,402
                                    --------------------------------------------
Incurred related to:
  Current period                             -        23,985        11,756
  Prior periods                         (8,700)       (5,479)       (5,834)
                                    --------------------------------------------
Total incurred                          (8,700)       18,506         5,922
                                    --------------------------------------------

Paid related to:

  Current period                             -        (1,993)            -
  Prior periods                         (4,027)       (1,099)       (2,197)
                                    --------------------------------------------
Total paid                              (4,027)       (3,092)       (2,197)
                                    --------------------------------------------

Net balance                             38,814        51,541        36,127
Plus reinsurance recoverable             1,485         3,271         3,054

Case reserves                           28,558        33,328        15,700
Watchlist reserves                      11,741        21,484        23,481
                                    --------------------------------------------
Balance at end of period              $ 40,299      $ 54,812      $ 39,181
                                    ============================================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


9. Loss and Loss Adjustment Expenses (continued)

Case reserves were discounted at interest rates of approximately 4.6% and 4.5% in 2006 and 2005, respectively. The amount of the discount at December 31, 2006 and 2005 was $6,369 and $15,015, respectively.

At December 31, 2005, the Company had insured public finance obligations located in the City of New Orleans and the immediately surrounding areas and an investor-owned utility in New Orleans that were impacted by Hurricane Katrina. During the year ended December 31, 2006, incurred loss expense consisted primarily of the release of reserves on certain obligations impacted by Hurricane Katrina due to the improved financial condition of these credits and activity related to several structured finance transactions. During the year ended December 31, 2005, incurred loss expense consisted primarily of the establishment of reserves on obligations impacted by Hurricane Katrina and incurred expense related to several structured finance transactions. Loss and loss adjustment expense included (benefit) expense of $(7,919) and $20,093 related to obligations impacted by Hurricane Katrina for the years ended December 31, 2006 and 2005, respectively.

At December 31, 2006 and 2005 loss reserves and reinsurance recoverables included $8,967 and $255 and $21,833 and $1,740, respectively, related to obligations impacted by Hurricane Katrina. Loss reserves at December 31, 2006 and 2005 were based on management's assessment that the associated insured obligations have experienced impairment due to diminished revenue sources. Given the unprecedented nature of the events and the magnitude of damage in the affected areas related to Hurricane Katrina, the loss reserves were necessarily based upon estimates and subjective judgments about the outcomes of future events. The loss reserves were adjusted as additional information was available.

The Company paid no claims related to insured public finance obligations impacted by Hurricane Katrina during the year ended December 31, 2006. During the year ended December 31, 2005, the Company paid claims totaling $4,855 related to the insured public finance obligations and was fully reimbursed for these claims payments in 2005.

During the years ended December 31, 2006 and 2005, the Company paid claims totaling $4,216 and $1,055, respectively, related to the investor-owned utility impacted by Hurricane Katrina and received reimbursements of $796 in 2006, for these claims payments. For the years ended December 31, 2006 and 2005, the Company paid loss adjustment expenses for professional fees totaling $1,835 and $748, respectively, related to the investor-owned utility and received reimbursements of $1,792 for these expenses in 2006. The Company has not recorded a potential recovery for paid claims and loss adjustment expenses that have not been reimbursed as of December 31, 2006.

During the year ended December 31, 2004, the increase in incurred loss and loss adjustment expense related to several structured finance transactions of one particular issuer.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


10. Variable Interest Entities

FIN 46-R provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a variable interest entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of its expected losses or receive the majority of its expected residual returns. A VIE must be consolidated by its primary beneficiary, which is the party that has a majority of the VIE's expected losses or a majority of its expected residual returns, or both.

Additionally, FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. During the first quarter of 2006, the Company consolidated a VIE as a result of financial guarantees provided by the Company on one transaction related to the securitization of life insurance reserves. This third-party VIE had assets of $750,000 and an equal amount of liabilities at December 31, 2006, which are shown under "Assets - Variable interest entity fixed maturity securities, held to maturity at amortized cost" and "Liabilities - Variable interest entity floating rate notes," respectively, on the Company's consolidated balance sheet at December 31, 2006. In addition, accrued investment income includes $1,298 related to the VIE's fixed income maturity securities, and the corresponding liability is shown under "Accrued investment expense-variable interest entity" on the Company's consolidated balance sheet at December 31, 2006. Although the third-party VIE is included in the consolidated financial statements, its creditors do not have recourse to the general assets of the Company outside of the financial guaranty policy provided to the VIE. The Company has evaluated its other structured finance transactions and does not believe any of the third-party entities involved in these transactions requires consolidation or disclosure under FIN 46-R. Interest income and expense of $35,893 and $35,893, respectively, were recognized in the year ended December 31, 2006 on the assets and liabilities of the VIE and are included on the Consolidated Statements of Income in "Interest income - investments held by variable interest entity" and "Interest expense - debt held by variable interest entity," respectively.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


10. Variable Interest Entities (continued)

The Company has entered into agreements providing for the issuance of contingent preferred trust securities by a group of special purpose trusts. Each trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with the Company that obligates the trusts, at the Company's discretion, to purchase Perpetual Preferred Stock of the Company. The purpose of this arrangement is to provide capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. These trusts are considered VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts.

11. Related Party Transactions

The Company had various service agreements with subsidiaries of General Electric Company and GE Capital. These agreements provided for the payment by the Company of certain payroll and office expenses, investment fees pertaining to the management of the Company's investment portfolio, and telecommunication service charges. Approximately $179 in expenses were incurred during the year ended December 31, 2004 related to such agreements and are reflected in the accompanying consolidated financial statements. No expenses were incurred during the years 2006 and 2005.

The Company is party to a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company's headquarters as well as furniture and fixtures and computer hardware and software used by the Company (see Note 19).

In 2004, the Company entered into a $300,000 soft capital facility, with GE Capital as lender and administrative agent. The soft capital facility, which replaced the capital support facility that the Company previously had with GE Capital, had an initial term of eight years. The Company paid GE Capital $1,132 under this agreement for the year ended December 31, 2004. This agreement was terminated by the Company in July 2004 and was replaced by a new soft capital facility (see Note 16).

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)

11. Related Party Transactions (continued)

FGIC Corp. is party to transaction fee and monitoring fee agreements with the members of the Investor Group. Pursuant to these agreements, an affiliate of each member of the Investor Group received its pro rata portion of an aggregate transaction fee equal to $25,000. In addition, each of the members of the Investor Group will receive, in exchange for providing certain financial advisory services on behalf of FGIC Corp., its pro rata share of an aggregate $5,000 annual monitoring fee. FGIC Corp. may defer paying the monitoring fee in certain circumstances and did elect to defer in the period between December 18, 2003 and September 30, 2005. During 2005, FGIC Corp. paid the members of the Investor Group an aggregate of $10,192 in payment of the monitoring fee covering the period from December 18, 2003 through December 31, 2005. During 2006, FGIC Corp. paid the members of the Investor Group an aggregate of $3,789 for the monitoring fee covering the year ended December 31, 2006. As of December 31, 2006, FGIC Corp. had $1,211 payable to the Investor Group for the monitoring fee covering the year ended December 31, 2006. Pursuant to the transaction fee and monitoring fee agreements, FGIC Corp. has agreed to indemnify the members of the Investor Group and their respective affiliates and other related parties for losses relating to the transaction fee and monitoring fee agreements.

The Company insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $2, $3 and $6 for the years ended December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006 and 2005, principal outstanding on these deals before reinsurance was $5,667 and $6,142, respectively.

During 2006, the Company, in the normal course of operations, has entered into reinsurance transactions with PMI Guaranty Co. and PMI Mortgage Insurance Co., which are both wholly-owned subsidiaries of PMI. For the years ended December 31, 2006 and 2005, ceded premiums written were $4,041 and $582, respectively, and ceding commission income was $578 and $114, respectively. Accounts payable due to these subsidiaries were $1,283 and $102 at December 31, 2006 and 2005, respectively.

The Company, in the normal course of operations, has entered into reinsurance transactions with RAM Reinsurance Company Ltd ("RAM Re"), which is 24% owned by PMI. For the years ended December 31, 2006 and 2005, ceded premiums written for these transactions were $9,824 and $4,582, respectively, and ceding commission income was $2,929 and $1,369, respectively. Accounts payable due to RAM Re were $91 and $3 at December 31, 2006 and 2005, respectively.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


11. Related Party Transactions (continued)

Cypress, a member of the Investor Group, is reported to own approximately 15% of Scottish Re Group Limited ("Scottish Re"). During 2006, the Company entered into a structured finance transaction and assumed a structured finance transaction in which subsidiaries of Scottish Re were involved. Neither transaction involves
(a) a guaranty by the Company of any obligation of Scottish Re, or (b) the payment of any fees or other amounts between the Company and Scottish Re. As of December 31, 2006, there were no amounts due to or from Scottish Re. Gross premiums written and premiums earned of $699 and $637, respectively, are reflected in the Consolidated Statements of Income for the year ended December 31, 2006.

The Company believes that the terms of the transactions involving GE Capital, PMI subsidiaries, RAM Re and Scottish Re described above were substantially identical to comparable transactions between unaffiliated parties.

12. Compensation Plans

Since January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for 2006, up to $15 for employees under age 50, plus an additional "catch up" contribution of up to $5 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $4,255, $3,429 and $2,532 to the plan on behalf of employees for the years ended December 31, 2006, 2005 and 2004, respectively.

The Company also offers a non-qualified deferred compensation plan for certain employees whose cash compensation equals or exceeds the cap under the 401(k) Plan. These employees may defer up to 100% of their pre-tax incentive compensation to a future date and accumulate tax-deferred earnings on this compensation. The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $827, $583 and $470 to the plan on behalf of employees for the years ended December 31, 2006, 2005 and 2004, respectively.

13. Stock Compensation Plan

Employees of the Company may receive stock-based compensation under a FGIC Corp. incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. Prior to January 1, 2006, the Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


13. Stock Compensation Plan (continued)

No stock-based employee compensation cost related to stock options was recognized in the Consolidated Statements of Income for the years ended December 31, 2005 and 2004, as all options granted through that date had an exercise price equal to the fair value of the underlying common stock on the date of grant. For grants of restricted stock units, unearned compensation, equivalent to the estimated fair value of the common stock at the date of grant, was recorded as a separate component of stockholders' equity and subsequently amortized to compensation expense over the vesting period.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that method, compensation cost includes all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123(R). The Company estimated the fair value of all stock options at the date of grant using the Black-Scholes-Merton option pricing model. Results for prior periods have not been restated.

As a result of adopting SFAS No. 123(R) effective January 1, 2006, the Company's income before income taxes and net income for the year ended December 31, 2006 were impacted as follows:

                                                       Year ended
                                                    December 31, 2006
                                                 -----------------------
       Income before income taxes                    $    (6,816)

          Income tax benefit                               2,386
                                                 ------------------------
      Net income                                     $    (4,430)
                                                 ========================

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123(R) to stock options granted during the years ended December 31, 2005 and 2004. For purposes of this pro forma disclosure, the value of the stock options is amortized to expense over the stock options' vesting periods.

                                                      Year ended
                                                       December 31,
                                                    2005               2004
                                        --------------------------------------
Net income, as reported                    $      190,466      $    156,880

    Stock option compensation expense
    determined under fair
    value-based method, net of tax                 (2,109)           (1,200)
                                        --------------------------------------

Pro forma net income                       $      188,357      $    155,680
                                        ======================================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


13. Stock Compensation Plan (continued)

A summary of option activity for the years ended December 31, 2006, 2005 and 2004 is as follows:


                                               Number of Shares   Weighted Average
                                                  Subject to         Exercise
                                                   Options        Price per Share
                                              ----------------- --------------------
    Balance at December 31, 2003:                    93,373          $    840
                                              ================= ====================
        Granted                                        22,017               752
        Exercised                                           -                 -
        Forfeited                                      (1,237)              746
        Expired                                             -                 -
                                              ----------------- --------------------
    Balance at December 31, 2004:                     114,153               824
                                              ----------------- --------------------
        Granted                                        27,145               711
        Exercised                                           -                 -
        Forfeited                                      (1,876)              685
        Expired                                             -                 -
                                              ----------------- --------------------
    Balance at December 31, 2005:                     139,422               804
                                              ----------------- --------------------
        Granted                                        38,113               850
        Exercised                                           -                 -
        Forfeited                                      (6,504)              776
        Expired                                             -                 -
                                              ----------------- --------------------
    Balance at December 31, 2006:                     171,031         $     815
                                              ----------------- --------------------
    Shares  subject to  options  exercisable
    at:
    December 31, 2006                                  72,585         $     818
    December 31, 2005                                  42,630         $     840
    December 31, 2004                                  22,831         $     824


Exercise prices for the stock options outstanding at December 31, 2006 range from $600 to $1,080 per share. At December 31, 2006, the weighted average remaining contractual life of the outstanding options was approximately seven years. Stock options granted in 2006 vest ratably over four years and expire seven years from the date of grant. All stock options granted prior to December 31, 2005 vest ratably over five years and expire ten years from the date of grant.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


13. Stock Compensation Plan (continued)

The weighted average per share fair value of the stock options granted during the years ended December 31, 2006, 2005 and 2004 was $238.00, $211.94, and
$48.21, respectively, estimated at the date of grant, using the Black-Scholes-Merton option valuation model based on the following assumptions:

                                        Year ended December 31,
                             -------------------------------------------------
                                2006              2005            2004
                             ------------- ------------------- ---------------

     Expected life              4 Years          5 Years          5 Years
     Risk-free interest rate      4.46%           3.691%           4.021%
     Volatility factor            25.0%            25.0%            25.0%
     Dividend yield                   -                -                -

The total fair value of stock options granted during the years ended December 31, 2006, 2005 and 2004 was approximately $9,071, $5,753 and $1,100, respectively.

As of December 31, 2006, there was $5,584 of total unrecognized compensation cost related to unvested stock options granted. These costs are expected to be recognized through April 30, 2010.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


13. Stock Compensation Plan (continued)

Restricted Stock Units
The Company recorded $880 and $45 in compensation expense related to the grant of restricted stock units for the years ended December 31, 2006 and 2005, respectively. A summary of restricted stock units is as follows:

                                                                Weighted
                                                              Average Grant
                                               Shares        Date Fair Value
                                          ----------------- ------------------
      Balance at December 31, 2003:              -                        -
          Granted                               200                     600
          Delivered                              -                        -
          Forfeited                              -                        -
                                          ----------------- ------------------
      Balance at December 31, 2004:             200           $         600
                                          ----------------- ------------------
          Granted                                37                     710
          Delivered                              -                        -
          Forfeited                              -                        -
                                          ----------------- ------------------
      Balance at December  31, 2005:            237                     617
                                          ----------------- ------------------
          Granted                              3,275                    850
          Delivered                            (237)                    617
          Forfeited                            (213)                    850
                                          ----------------- ------------------
      Balance at December  31, 2006:           3,062                    850
                                          ----------------- ------------------

As of December 31, 2006 there was $1,451 of total unrecognized compensation cost related to unvested restricted stock units granted. These costs are expected to be recognized through January 31, 2009.

14. Dividends

Under New York insurance law, the Company may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a) the Company's statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2006, 2005, and 2004 and (b) dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the preceding twelve-month period, without the prior approval of the New York State Superintendent of Insurance.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


14. Dividends (continued)

During the year ended December 31, 2006, the Company declared dividends to FGIC Corp. totaling $20,000 on its common stock and paid dividends of $10,000 to FGIC Corp., which owns all of the Company's common stock. During the years ended December 31, 2005 and 2004, the Company did not declare nor pay dividends to FGIC Corp.

15.  Revolving Credit Facility

During December 2005, FGIC Corp. and the Company entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions. In connection with the facility, $150 in syndication costs were prepaid and will be amortized into expense over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. No draws have been made under either facility.

16. Preferred Trust Securities

On July 19, 2004, the Company entered into a $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities ("CPS Securities"). This facility replaced a $300,000 "soft capital" facility previously provided by GE Capital. Under the 2004 facility, each of six separate Delaware trusts (the "Trusts"), issues $50,000 in perpetual CPS Securities on a rolling 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with the Company, which obligates the Trusts, at the Company's discretion, to purchase perpetual Preferred Stock of the Company.

In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts, the Company incurred $4,638 of expenses, which is included in "Other operating expenses" for the year ended December 31, 2004. The Company recorded expenses for the right to put its shares to the Trusts of $1,432, $1,806, and $905 for the years ended December 31, 2006, 2005, and 2004, respectively.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


17. Financial Instruments

(a)  Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating the fair values of financial instruments:

Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 5.

Short-Term Investments: Short-term investments are carried at fair value, which approximates cost.

Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.

The estimated fair values of the Company's financial instruments at December 31, 2006 and 2005 were as follows:


                                                  2006                       2005
                                        ------------------------------------------------------
                                          Carrying       Fair       Carrying        Fair
                                           Amount        Value       Amount         Value
                                        ------------------------------------------------------
Financial assets:
   Cash on hand and in-demand accounts   $    29,963  $   29,963   $    45,077   $   45,077
   Short-term investments                    211,726     211,726       159,334      159,334
   Fixed maturity securities,
     available for sale                    3,627,007   3,627,007     3,258,738    3,258,738
   Variable interest entity fixed
     maturity securities, held to
     maturity                                750,000     750,000             -            -


Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company's embedded book of business to a market return. The estimated fair values of such financial guaranties was $1,176,823 compared to a carrying value of $1,243,530 as of December 31, 2006, and $1,098,165 compared to a carrying value of $1,099,045 as of December 31, 2005.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


17. Financial Instruments (continued)

As of December 31, 2006 and 2005, the net present value of future installment premiums was approximately $630,831 and $393,000, respectively, both discounted at 5%.

Derivatives: For fair value adjustments on derivatives, the carrying amount represents fair value. The Company uses quoted market prices when available, but if quoted market prices are not available, management uses internally developed estimates.

(b)   Concentrations of Credit Risk

The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance.

Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection, such as insurance or over-collateralization.

In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for the term of the issue by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate and/or government debt and consumer receivables.

As of December 31, 2006, the Company's total outstanding principal insured was $299,889,266, net of reinsurance of $29,888,237. The Company's insured portfolio as of December 31, 2006 was broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the Company's principal insured outstanding, net of reinsurance. The insured portfolio includes exposure executed in the form of a credit derivative. The principal written in the form of credit derivatives was $25,888,996 at December 31, 2006.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


17. Financial Instruments (continued)

As of December 31, 2006, the composition of principal insured by type of issue, net of reinsurance, was as follows:

                                                        Net Principal
                                                         Outstanding
                                                    ----------------------
     Municipal:
       Tax-supported                                   $    134,917,574
       Utility revenue                                       35,337,159
       Transportation                                        24,501,099
       Education                                             10,259,116
       Health Care                                            6,495,630
       Investor-owned utilities                               4,825,029
       Housing                                                1,582,963
        Other                                                 1,417,555
     Non-municipal and international                         80,553,141
                                                    ----------------------
     Total                                             $    299,889,266
                                                    ======================

As of December 31, 2006, the composition of principal insured ceded to reinsurers was as follows:

                                                       Ceded Principal
                                                         Outstanding
                                                    -----------------------
     Reinsurer:
       Radian Asset Assurance Inc.                     $      9,104,883
       Assured Guaranty Corp                                  5,634,737
       BluePoint RE                                           3,933,256
       Assured Guaranty Re Ltd.                               3,167,811
       RAM Reinsurance Company Ltd.                           2,637,039
       Other                                                  5,410,511
                                                    -----------------------
     Total                                             $     29,888,237
                                                    =======================

The Company did not have recoverables in excess of 3% of stockholders' equity from any single reinsurer.

The Company's insured gross and net principal and interest outstanding was $519,514,036 and $468,625,903, respectively, as of December 31, 2006.

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


17. Financial Instruments (continued)

FGIC is authorized to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and in the United Kingdom. Principal insured outstanding at December 31, 2006 by state, net of reinsurance, was as follows:

                                                   Net Principal
                                                   Outstanding
                                              ----------------------

     California                                 $     35,178,629
     New York                                         22,327,210
     Florida                                          15,617,186
     Pennsylvania                                     14,525,136
     Texas                                            12,799,320
     Illinois                                         11,957,490
     New Jersey                                       10,150,268
     Michigan                                          8,685,038
     Ohio                                              7,056,980
     Arizona                                           6,556,683
                                              ----------------------

     All other states                                 74,482,184
     Mortgage and asset-backed                        67,980,672
     International                                    12,572,470
                                              ----------------------
     Total                                      $    299,889,266
                                               ======================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


18. Commitments and Contingencies

Lease Obligations

The Company leases office space and equipment under operating lease agreements in the United States and the United Kingdom. Rent expense under operating leases for the years ended December 31, 2006, 2005 and 2004 was $4,319, $3,631, and $3,070 respectively. Future payments associated with these leases are as follows as of December 31, 2006:

                                                         Operating Lease
                                                        Commitment
                                                          Amount
                                                  ------------------------
      Year:
         2007                                        $       3,740
         2008                                                4,841
         2009                                                5,980
         2010                                                6,013
         2011                                                6,109
         2012 and thereafter                      52,170
                                                  ------------------------
      Total minimum future rental payments           $      78,853
                                                  ========================

In connection with the Transaction, the Company entered into a capital lease with an affiliate of GE Capital, covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows as of December 31, 2006:

                                                       Capital Lease
                                                        Commitment
                                                          Amount
                                                  ------------------------
      Year ending December 31:
         2007                                             1,545
         2008                                             1,391
         2009                                               265
      Total                                               3,201
      Less interest                                         258
                                                  ------------------------
      Present value of minimum lease payments     $       2,943
                                                  ========================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


18. Commitments and Contingencies (continued)

Justice Department Subpoena

On November 15, 2006, FGIC received a grand jury subpoena from the Antitrust Division of the U.S. Department of Justice. Based upon press reports, FGIC believes that the subpoena relates to an ongoing criminal investigation of alleged bid rigging of awards of municipal guaranteed investment contracts ("Municipal GICs") and that several other companies (including other financial guarantors) received similar subpoenas.

Until December 18, 2003, FGIC was affiliated with certain companies (the "Former Affiliates") that provided Municipal GICs; however, at no time did FGIC provide program insurance for Municipal GICs. The Former Affiliates remained a part of GE Capital after the Transaction, and all obligations under the outstanding Municipal GICs remained with the Former Affiliates.

The subpoena contains no allegations or statements concerning FGIC's activities or business practices, and FGIC is not aware of any such allegations. FGIC has complied with all requests of the Justice Department and intends to continue to cooperate fully with the investigation.

19. Comprehensive Income

Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains and losses on investment securities and foreign currency translation adjustments. The components of other comprehensive income for the years ended December 31, 2006, 2005 and 2004 are as follows:



                                                                 Year ended December 31, 2006
                                                        -----------------------------------------------
                                                              Before                        Net of
                                                               Tax                            Tax
                                                              Amount         Tax             Amount
                                                        -----------------------------------------------
Unrealized holding gains arising during the year           $  18,583      $  (6,504)     $   12,079
Less reclassification adjustment for gains realized
   in net income                                                (274)            96            (178)
                                                        -----------------------------------------------
Unrealized gains on investments                               18,309         (6,408)         11,901
Foreign currency translation adjustment                       11,583         (3,387)          8,196
                                                        -----------------------------------------------
Total other comprehensive income                           $  29,892      $  (9,795)     $   20,097
                                                        ===============================================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


19. Comprehensive Income (continued)


                                                                Year ended December 31, 2005
                                                          ------------------------------------------
                                                             Before         Tax          Net of
                                                              Tax                          Tax
                                                             Amount                      Amount
                                                          ------------------------------------------
Unrealized holding losses arising during the year           $  (36,050)   $  12,566      $ (23,484)
Less reclassification adjustment for gains realized
   in net income                                                  (101)          35            (66)
                                                          ------------------------------------------
Unrealized losses on investments                               (36,151)      12,601        (23,550)
Foreign currency translation adjustment                         (8,454)       2,922         (5,532)
                                                          ------------------------------------------
Total other comprehensive loss                              $  (44,605)   $  15,523      $ (29,082)
                                                          ==========================================


                                                                Year ended December 31, 2004
                                                          ------------------------------------------
                                                             Before         Tax          Net of
                                                              Tax                          Tax
                                                             Amount                      Amount
                                                          ------------------------------------------

Unrealized holding gains arising during the year            $  14,928     $  (5,225)     $   9,703
Less reclassification adjustment for gains realized
   in net income                                                 (559)          196           (363)
                                                          ------------------------------------------
Unrealized gains on investments                                14,369        (5,029)         9,340
Foreign currency translation adjustment                         6,286        (2,200)         4,086
                                                          ------------------------------------------
Total other comprehensive income                            $  20,655     $  (7,229)     $  13,426
                                                          ==========================================

              Financial Guaranty Insurance Company and Subsidiaries

                (Dollars in thousands, except per share amounts)


20. Quarterly Financial Information (Unaudited)

                                                      Three months ended
                                     -----------------------------------------------------   Year ended
                                         March 31,    June 30,    September   December 31,   December 31,
                                           2006        2006       30, 2006       2006           2006
                                     ---------------------------------------------------------------------
Gross premiums written                  $ 89,281    $163,260     $  85,030   $  103,660     $  441,231
Net premiums written                      82,585      134,373       66,590       83,266        366,814
Net premiums earned                       59,464       71,845       62,738       72,410        266,457
Net investment income and net
    realized gains                        32,319       34,038       35,803       36,315        138,475
Interest income-investments held by
    variable interest entity               4,937        9,658       10,033       11,265         35,893
Other income and net realized and
   unrealized gains (expense) on
   credit derivative products                308          (48)       1,596          740          2,596
Total revenues                            97,028      115,493      110,170      120,730        443,421
Losses and loss adjustment expenses       (1,933)        (265)         520       (7,022)        (8,700)
Interest expense - debt held by
    variable interest entity               4,937        9,658       10,033       11,265         35,893
Income before taxes                       77,573       90,732       85,119       99,432        352,856
Net income                                58,711       67,211       63,563       74,353        263,838

                                                        Three months ended
                                     ---------------------------------------------------------  Year ended
                                         March 31,     June 30,      September   December 31,   December 31,
                                          2005           2005          2005         2005           2005
                                     ----------------------------------------------------------------------
Gross premiums written                   $84,404       $131,335       $96,787      $97,676      $410,202
Net premiums written                      82,609        113,305        92,331       92,809       381,054
Net premiums earned                       52,633         61,907        54,794       55,235       224,569
Net investment income and net
realized gains                            27,558         28,389        30,117       31,109       117,173
Other income (expense)                       426             90           402         (323)          595
Total revenues                            80,617         90,386        85,313       86,021       342,337
Losses and loss adjustment expenses       (2,611)        (3,066)       20,693        3,490        18,506
Income before taxes                       71,100         81,377        48,783       70,274       271,534
Net income                                53,306         59,992        39,407       53,721       206,426

CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries

March 31, 2007

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Financial Statements


                                 March 31, 2007




                                    Contents

Consolidated Balance Sheets at March 31, 2007 (Unaudited)
   and December 31, 2006...................................................    1
Consolidated Statements of Income for the Three Months Ended
   March 31, 2007 and 2006 (Unaudited).....................................    2
Consolidated Statements of Cash Flows for the Three Months Ended
   March 31, 2007 and 2006 (Unaudited).....................................    3
Notes to Financial Statements (Unaudited)..................................    4

              Financial Guaranty Insurance Company and Subsidiaries


                           Consolidated Balance Sheets
                (Dollars in thousands, except per share amounts)


                                                                            March 31,        December 31,
                                                                              2007               2006
                                                                       --------------------------------------
                                                                           (Unaudited)
Assets
Fixed maturity securities, available for sale, at fair value
   (amortized cost of  $3,657,228 in 2007 and $3,627,344 in 2006)          $ 3,654,316        $ 3,627,007
Variable interest entity fixed maturity securities, held to maturity
   at amortized cost                                                           750,000            750,000
Short-term investments                                                         160,769            211,726
                                                                       --------------------------------------
Total investments                                                            4,565,085          4,588,733

Cash and cash equivalents                                                      100,290             29,963
Accrued investment income                                                       51,546             49,843
Reinsurance recoverable on losses                                                1,183              1,485
Prepaid reinsurance premiums                                                   161,249            156,708
Policy acquisition costs deferred, net                                         103,427             93,170
Receivable from related parties                                                  1,958              2,483
Property and equipment, net of accumulated depreciation of $2,426 in
   2007 and  $2,107 in 2006                                                      2,472              2,617
Foreign deferred tax asset                                                       3,708              3,491
Prepaid expenses and other assets                                               21,994             17,589
                                                                       --------------------------------------
Total assets                                                               $ 5,012,912        $ 4,946,082
                                                                       ======================================


Liabilities and stockholder's equity
Liabilities:
    Unearned premiums                                                      $ 1,366,529       $ 1,347,592
    Losses and loss adjustment expense reserves                                 41,355            40,299
    Ceded reinsurance balances payable                                           6,729             7,524
    Accounts payable and accrued expenses and other liabilities                 25,559            43,405
    Payable for securities purchased                                                 -            10,770
    Variable interest entity floating rate notes                               750,000           750,000
    Accrued interest expense  - variable interest entity                         1,310             1,298
    Capital lease obligations                                                    2,988             2,941
    Current income taxes payable                                                30,057            17,520
    Deferred income taxes                                                       79,224            76,551
    Dividends payable                                                                -            10,000
                                                                       --------------------------------------
Total liabilities                                                            2,303,751         2,307,900
                                                                       --------------------------------------


Stockholder's equity:
   Common stock, par value $1,500 per share; 10,000 shares authorized,
     issued and outstanding                                                     15,000            15,000
   Additional paid-in capital                                                1,903,893         1,901,799
   Accumulated other comprehensive income, net of tax                            5,022             6,500
   Retained earnings                                                           785,246           714,883
                                                                       --------------------------------------
Total stockholder's equity                                                   2,709,161   2,638,182
                                                                       --------------------------------------
Total liabilities and stockholder's equity                                 $ 5,012,912       $ 4,946,082
                                                                       ======================================

See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income
                                   (Unaudited)

                             (Dollars in thousands)


                                                                  Three months ended
                                                                      March 31,
                                                                2007              2006
                                                          -----------------------------------
Revenues:
   Gross direct and assumed premiums written                      $ 103,175 $       89,281

   Ceded premiums written                                          (12,195)        (6,423)
                                                          -----------------------------------
   Net premiums written                                              90,980         82,858
   Change in net unearned premiums                                 (14,397)       (23,394)
                                                          -----------------------------------
   Net premiums earned                                               76,583         59,464

   Net investment income                                             37,400         32,319
   Interest income - investments held by variable
     interest entity                                                 11,357          4,937
   Net realized gains                                                   261              -
   Net realized and unrealized gains (losses) on credit
    derivative contracts                                                462          (228)
   Other income                                                         412            536
                                                          -----------------------------------
Total revenues                                                      126,475         97,028
                                                          -----------------------------------

Expenses:
   Losses and loss adjustment expenses                                1,182        (1,933)
   Underwriting expenses                                             28,387         24,117
   Policy acquisition cost deferred, net                           (13,973)       (12,513)
   Amortization of policy acquisition costs deferred                  3,783          3,192
   Interest expense - debt held by variable interest
     entity                                                          11,357          4,937
   Other operating expenses                                             396          1,655
                                                          -----------------------------------
Total expenses                                                       31,132         19,455
                                                          -----------------------------------

Income before income tax expense                                     95,343         77,573

Income tax expense                                                   24,982         18,862
                                                          -----------------------------------
Net income                                                          $70,361        $58,711
                                                          ===================================


See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)

                                                                              Three months ended
                                                                                   March 31,
                                                                            2007               2006
                                                                     --------------------------------------
Operating activities
Net income                                                                $   70,361        $    58,711
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Amortization of policy acquisition costs deferred                         3,783              3,192
     Policy acquisition costs deferred                                       (13,973)           (12,513)
     Depreciation of property and equipment                                      319                266
     Amortization of fixed maturity securities                                 8,681              8,314
     Amortization of short-term investments                                       73                 28
     Net realized gains on investments                                          (261)                 -
     Stock compensation expense                                                2,087              1,476
     Change in accrued investment income, prepaid expenses and
       other assets, foreign deferred tax asset and accrued
       interest expense, net                                                  (6,194)           (11,251)
     Change in net realized and unrealized gains (losses) on credit
       derivative contracts                                                     (462)               228
     Change in reinsurance recoverable on losses                                 302                931
     Change in prepaid reinsurance premiums                                   (4,541)            (1,910)
     Change in unearned premiums                                              18,969             25,434
     Change in losses and loss adjustment expense reserves                     1,056             (4,584)
     Change in receivable from related parties                                   525              9,539
     Change in ceded reinsurance balances payable and accounts
       payable and accrued expenses and other liabilities                    (18,270)           (12,763)
     Change in current federal income taxes receivable                             -              2,158
     Change in current income taxes payable                                   12,537             16,585
     Change in deferred income taxes                                           3,552                110
                                                                     --------------------------------------
Net cash provided by operating activities                                     78,544             83,951
                                                                     --------------------------------------

Investing activities
Sales and maturities of fixed maturity securities                             61,386             34,741
Purchases of fixed maturity securities                                       (99,606)          (120,095)
Purchases, sales and maturities of short-term investments, net                50,866              7,528
Change in receivable for securities sold                                          20                  -
Change in payable for securities purchased                                   (10,770)            19,366
Purchases of fixed assets                                                       (168)               (24)
Purchase of investments held by variable interest entity                           -           (750,000)
                                                                     --------------------------------------
Net cash provided by (used in) investing activities                            1,728           (808,484)
                                                                     --------------------------------------

Financing activities
Proceeds from issuance of debt held by variable interest entity                    -            750,000
Dividends paid to FGIC Corp                                                  (10,000)                 -
                                                                     --------------------------------------
Net cash (used in) provided by financing activities                          (10,000)           750,000
                                                                     --------------------------------------

Effect of exchange rate changes on cash                                           55                175
                                                                     --------------------------------------

Net increase in cash and cash equivalents                                     70,327             25,642
Cash and cash equivalents at beginning of period                              29,963             45,077
                                                                     --------------------------------------
Cash and cash equivalents at end of period                               $   100,290        $    70,719
                                                                     ======================================
See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                                   (Unaudited)


                (Dollars in thousands, except per share amounts)

1. Business and Organization

Financial Guaranty Insurance Company (the "Company") is a wholly owned subsidiary of FGIC Corporation ("FGIC Corp."). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and "AAA" by Fitch Ratings, Inc. The Company is licensed to write financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries.

2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and all other entities in which the Company has a controlling financial interest. All significant intercompany balances have been eliminated.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the three-month period ended March 31, 2007 are not necessarily indicative of results that may be expected for the year ending December 31, 2007. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2006, including the accompanying notes.

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)


3. Review of Financial Guaranty Industry Accounting Practices

On April 18, 2007, the Financial Accounting Standards Board ("FASB") issued an Exposure Draft of a Proposed Statement of Financial Accounting Standards entitled Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60. The proposed statement addresses accounting for loss reserving, premium recognition and additional disclosures regarding financial guaranty insurance contracts. Currently, the financial guaranty industry accounts for financial guaranty insurance contracts under SFAS No. 60, Accounting and Reporting by Insurance Enterprises, which was developed prior to the emergence of the financial guaranty industry. As SFAS No. 60 does not specifically address financial guaranty contracts, there has been diversity in the manner in which different financial guarantors account for these contracts. The purpose of the proposed statement is to provide authoritative guidance on accounting for financial guaranty contracts that are not accounted for as derivative contracts under SFAS No. 133. The final pronouncement is expected to be issued later in 2007, and will be effective for financial statements issued for fiscal years beginning after December 15, 2007. Upon the issuance of the final pronouncement, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and disclosures.

4. New Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), an interpretation of SFAS No. 109, Accounting for Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements in accordance with SFAS No. 109 and prescribes metrics for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on other matters related to accounting for income taxes. FIN 48 is applicable for fiscal years beginning after December 15, 2006. The Company adopted the provisions of FIN 48 on January 1, 2007. (See note 7.)

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS No. 155 amends SFAS No. 133 and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, and addresses issues raised in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. The primary objectives of SFAS No. 155 are: (i) with respect to SFAS No. 133, to address accounting for beneficial interests in securitized financial assets and (ii) with respect to SFAS No. 140, eliminate a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after January 1, 2007. The Company adopted SFAS No. 155 on January 1, 2007.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)


4. New Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and requires additional disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but its application could change current practices in determining fair value. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the implications of SFAS No. 157 and its potential impact on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 does not require any new fair value measurements. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the implications of SFAS No. 159 and its potential impact on the Company's financial statements.

5. Premium Refundings

Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded by the issuer prior to the end of the expected policy coverage period, any remaining unearned premium is recognized. A refunding occurs when an insured obligation is called or legally defeased by the issuer prior to stated maturity. Premiums earned on refundings for the three months ended March 31, 2007 and 2006 were $15,072 and $7,311, respectively.

6. Loss and Loss Adjustment Expense Reserves

Loss reserves and loss adjustment expenses are regularly reviewed and updated based on claim payments and the results of surveillance. The Company conducts ongoing insured portfolio surveillance to identify impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcomes of future events, and actual results will likely differ from these estimates. At March 31, 2007, the Company had case reserves of $28,409, credit watchlist reserves of $11,417 and an unallocated loss adjustment expense reserve of $1,529. At December 31, 2006, the Company had case reserves of $27,029, credit watchlist reserves of $11,741 and an unallocated loss adjustment expense reserve of $1,529.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)


7. Income Taxes

The Company file consolidated U.S. federal tax return with FGIC Corp. The Company also files separate returns in various state and foreign jurisdictions. The Company is not subject to U.S. federal, state and local, and non-U.S. income tax examinations by tax authorities for years before 2003.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), on January 1, 2007. The Company's liability for unrecognized tax benefits was not impacted as a result of the adoption of FIN 48.

As of March 31, 2007, the balance of unrecognized tax benefits included in current income taxes payable was $19,658, of which $6,242 related to tax positions for which the ultimate deductibility is certain but for which there is uncertainty as to the timing of deductibility. A disallowance as to the timing of recognition of these tax positions would not result in a change to the annual effective tax rate but would accelerate the payment of cash to the taxing authority. Interest and penalties on any disallowance would also affect the annual effective tax rate.

The Company recognizes interest accrued related to unrecognized tax benefits in tax expense. During the three months ended March 31, 2007 and 2006, the Company recognized approximately $536 and $0, respectively, in tax expense related to interest and penalties. The Company had approximately $536 and $0 accrued for the payment of interest and penalties at March 31, 2007 and December 31, 2006, respectively, which is included as a component of the balance of unrecognized tax benefits.

In the second quarter of 2006, the Internal Revenue Service (IRS) commenced an examination of the Company's consolidated U.S. income tax returns for 2003 through 2004. The examination is expected to be completed by the end of 2007. As of March 31, 2007, the balance of unrecognized tax benefits relating to the years under examination is $5,354. The Company anticipates recognizing this tax benefit upon completion of the IRS examination.

The Company's U.S. federal effective corporate tax rate of 26.2% and 24.3% for the three months ended March 31, 2007 and 2006, respectively was less than the statutory corporate tax of 35%, primarily due to the tax-exempt interest received on investments.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)



8. Reinsurance

Net premiums earned are shown net of ceded premiums earned of $7,847 and $4,868 for the three months ended March 31, 2007 and 2006, respectively.

9. Derivative Instruments

The Company provides credit default swaps ("CDSs") to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect revenues as a component of premiums, and to record claims payments, expected claims as loss and loss adjustment expenses, and changes in fair value as "Net realized and unrealized gains (losses) on credit derivative contracts" on the Consolidated Statements of Income. The Company recorded net earned premium under these agreements of $5,707 and $4,235 for the three months ended March 31, 2007 and 2006, respectively.

The gains and losses recognized by recording CDS agreements at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on an internally developed model.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)


9. Derivative Instruments (continued)

As of March 31, 2007 and 2006, all fair value prices were determined using an internally developed model. The following table summarizes the realized and unrealized gains (losses) on credit derivative agreements.

                                                                           March 31,
                                                                 ------------------------------
                                                                      2007           2006
                                                                 --------------- --------------
    Change in unrealized gains (losses)                             $    462       $    (774)
    Realized gains                                                         -             546
                                                                 --------------- --------------
    Net realized and unrealized gains (losses) on credit
    derivative contracts                                            $    462       $    (228)
                                                                 =============== ==============


The mark-to-market gain and (loss) on the CDS portfolio were $450 and ($1,491) at March 31, 2007 and $314 and ($1,817) at December 31, 2006 and were recorded in other assets and in other liabilities, respectively.

10. Comprehensive Income

Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains and losses on investment securities, foreign currency translation adjustments, and amortization of the realized gain on the interest rate lock. The components of total comprehensive income for the three months ended March 31, 2007 and 2006 were as follows:

                                               Three Months Ended
                                                    March 31,
                                              2007            2006
                                        -------------------------------
Net Income                                 $  70,361     $  58,711
Other comprehensive loss                      (1,478)      (20,153)
                                        -------------------------------
Total comprehensive income                 $  68,883     $  38,558
                                        ===============================

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)


                (Dollars in thousands, except per share amounts)


10. Comprehensive Income (continued)

The components of other comprehensive loss for the three months ended March 31, 2007 and 2006 were as follows:

                                                                 Three Months Ended March 31, 2007
                                                        -----------------------------------------------------
                                                             Before                             Net of
                                                              Tax                                 Tax
                                                             Amount             Tax             Amount
                                                        -----------------------------------------------------
Unrealized holding losses arising during the period         $(2,761)            $ 966             $(1,795)
Less reclassification adjustment for gains realized
   in net income                                                261               (91)                170
                                                        -----------------------------------------------------
Unrealized losses on investments                             (2,500)              875              (1,625)
Foreign currency translation adjustment                         226               (79)                147
                                                        -----------------------------------------------------
Total other comprehensive loss                              $(2,274)            $ 796             $(1,478)
                                                        =====================================================


                                                                Three Months Ended March 31, 2006
                                                        ----------------------------------------------------
                                                            Before                             Net of
                                                             Tax                                 Tax
                                                            Amount             Tax             Amount
                                                        ----------------------------------------------------


Unrealized holding losses arising during the period      $(31,497)           $ 11,022            $(20,475)

Foreign currency translation adjustment                       494                (172)                322
                                                        -----------------------------------------------------
 Total other comprehensive loss                          $(31,003)           $ 10,850            $(20,153)
                                                        =====================================================